As filed with the Securities and Exchange Commission on October 21, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION
STATEMENT UNDER

THE SECURITIES ACT OF 1933

ACCOLADE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	7389	01-0969591
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1201 Third Avenue, Suite 1700

Seattle, WA 98101

(206) 926-8100

 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Rajeev Singh

Chief Executive Officer

Accolade, Inc.

1201 Third Avenue, Suite 1700

Seattle, WA 98101

(206) 926-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John W. Robertson	Richard Eskew	Christopher J. Austin
Alan D. Hambelton	General Counsel	James M. Shea, Jr.
Cooley LLP	660 West Germantown Pike,	Paul Hastings LLP
1700 Seventh Avenue, Suite 1900	Suite 500	200 Park Avenue
Seattle, WA 98101	Plymouth Meeting, PA 19462	New York, NY 10166
(206) 452-8700	(610) 834-2989	(212) 318-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-249540

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ ‘‘smaller reporting company,’’ and ‘‘emerging growth company’’ in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.0001 per share	$11,375,000	$1,241.02

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $210,000,000 on a Registration Statement on Form S-1 (File No. 333-249540), which was declared effective by the Securities and Exchange Commission on October 21, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $11,375,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective on filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Accolade, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-249540) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on October 19, 2020, and which the Commission declared effective on October 21, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of shares to be offered in the public offering by $11,375,000, including additional shares of common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of common stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

Exhibits Index

Exhibit
Number	Description of Exhibit

5.1	Opinion of Cooley LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*       Previously filed on the signature page to the registrant’s Registration Statement on Form S-1 (File No. 333-249540) filed with the Securities and Exchange Commission on October 19, 2020 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on October 21, 2020.

ACCOLADE, INC.

By:	/s/ RAJEEV SINGH
Rajeev Singh
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAJEEV SINGH	Chief Executive Officer and
Rajeev Singh	Director (Principal Executive Officer)	October 21, 2020

/s/ STEPHEN BARNES	Chief Financial Officer (Principal	October 21, 2020
Stephen Barnes	Financial and Accounting Officer)

*	Director	October 21, 2020
J. Michael Cline

*	Director	October 21, 2020
William H. Frist, Sr.

*
Jeffrey Jordan	Director	October 21, 2020

*
Peter Klein	Director	October 21, 2020

*
Dawn Lepore	Director	October 21, 2020

Signature	Title	Date

*
James C. Madden, V	Director	October 21, 2020

*
Thomas Neff	Director	October 21, 2020

*
Patricia Wadors	Director	October 21, 2020

*
Michael T. Yang	Director	October 21, 2020

*By:	/s/ RAJEEV SINGH
Rajeev Singh
Attorney-in-fact